DENTSPLY SIRONA INC.
2016 OMNIBUS INCENTIVE PLAN
as amended and restated
Section 1. Purpose of Plan.
DENTSPLY SIRONA Inc. (“Company”) hereby amends and restates the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan (the “Plan”). This amendment and restatement will be effective as of [DATE] (“Effective Date”), upon approval by the Board. The purposes of the Plan are to provide a vehicle for administering certain equity incentive awards outstanding in respect of the common stock of the Company and to provide an additional incentive to selected officers, employees, and non-employee directors and consultants/advisors of the Company or its Affiliates whose contributions are essential to the growth and success of the business of the Company and its Affiliates, in order to strengthen the commitment of such persons to the Company and its Affiliates, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts will result in the long-term growth and profitability of the Company and its Affiliates. To accomplish such purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or any combination of the foregoing. To the extent that the performance-based exception under Section 162(m) of the Code is inapplicable or otherwise eliminated on account of the Tax Cuts and Jobs Act for fiscal years beginning after December 31, 2017 or otherwise, the provisions relating to such exception herein shall be inapplicable, but only to the extent such exception would not otherwise apply; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of this amendment and restatement and nothing contained herein shall be construed as such a modification or as permitting such a modification.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
“Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee.
“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.
“Authorized Officer” has the meaning set forth in Section 3(c) hereof.
“Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit, Share Bonus, Other Share-Based Award , Cash Award or Rollover Award granted or administered under the Plan.
“Award Agreement” means a written contract entered into between the Company and a Participant or, in the discretion of the Committee, a written certificate issued by the Company to a Participant, in either case, containing or incorporating the terms and conditions of an Award in such form (not inconsistent with this Plan) as the Committee approves from time to time, together with all amendments thereof, which amendments may be made unilaterally by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law, or such other relevant written contract entered into between the Company and a Participant and approved by the Committee.
“Base Price” has the meaning set forth in Section 8(b) hereof.
“Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award granted pursuant to Section 12 hereof.
“Cause” has the meaning assigned to such term in the Award Agreement or in any individual employment agreement with the Participant or, if any such agreement does not define “Cause,” Cause means the Participant has (i) committed an act of fraud against the Company, (ii) committed an act of malfeasance, recklessness, or gross negligence that is materially injurious to the Company or its customers, (iii) is indicted for, or convicted of, or pleads no contest to, a felony or a crime involving Participant’s moral turpitude, or (iv) breaches any confidentiality, non-competition, non-solicitation or assignment of inventions covenants to which the Participant is a party with the Company or any Affiliates.
“Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Shares, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred following the Effective Date:
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (2) of paragraph (iii) below; or
(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) there is consummated a merger or consolidation of the Company (or any direct or indirect parent or subsidiary of the Company) with any other company, other than (1) a merger or consolidation which would result in the Beneficial Owners of the voting securities of the Company outstanding immediately prior thereto continuing to own, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, more than 50% of the combined voting power of the voting securities of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof outstanding immediately after such merger or consolidation, (2) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof, or (3) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s, a surviving entity’s or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent’s then outstanding securities; or
(iv) a plan of complete liquidation or dissolution of the Company is consummated; or
(v) there is consummated a sale or disposition of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.
Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) if all or a portion of an Award constitutes deferred compensation under Section 409A of the Code and such Award (or portion thereof) is otherwise to be settled, distributed or paid on an accelerated basis due to a Change in Control event that is not a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5) or successor guidance, if such settlement, distribution or payment would result in additional tax under Section 409A of the Code, such Award (or the portion thereof) shall vest at the time of the Change in Control (provided such accelerated vesting will not result in additional tax under Section 409A of the Code), but settlement, distribution or payment, as the case may be, shall not be accelerated.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
“Committee” means the Human Resources Committee of the Board or such other committee or subcommittee the Board may appoint to administer the Plan. Unless the Board determines otherwise, the Committee shall be composed of at least two individuals who meet the qualifications of (i) an “outside director” within the meaning of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as “performance-based compensation” under Section 162(m) of the Code), (ii) a “non-employee director” within the meaning of Rule 16b-3 and (iii) any other qualifications required by the applicable stock exchange on which the Common Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in a Charter governing operation of the Committee or in the Company’s by-laws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
“Common Shares” means the common shares, par value U.S. $0.01 per share, of the Company.
“Company” means DENTSPLY SIRONA Inc., a Delaware corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).
“Covered Employee” has the meaning ascribed to the term “covered employee” set forth in Section 162(m) of the Code.
“Disability” means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
“Effective Date” has the meaning set forth in Section 1 hereof.
“Eligible Recipient” means an officer, employee, or non-employee director of the Company or any Affiliate of the Company or any consultant or advisor to the Company or any Affiliate of the Company who is a natural person, in any event who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director or consultant/advisor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code; and provided, further, that an Eligible Recipient of an ISO means an individual who is an employee of the Company or a Subsidiary thereof.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Executive Officer” means an officer of the Company who is subject to the liability provisions of Section 16 of the Exchange Act.
“Exercise Price” means, with respect to any Option, the per Share price at which a holder of such Option may purchase Common Shares issuable upon the exercise of such Option.
“Fair Market Value” of a Common Share or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, (i) if the Common Share or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date (or if such date is not a trading day, on the last preceding date on which there was a sale of a Common Share or other security on such exchange), or (ii) if the Common Share or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for the Common Share or other security in such over-the-counter market on such day (or, if none, for the last preceding date on which there was a sale of a Common Share or other security in such market).
“Free Standing Right” has the meaning set forth in Section 8(a) hereof.
“Good Reason” has the meaning assigned to such term in the Award Agreement or in any individual employment or severance agreement with the Participant or, if any such agreement does not define “Good Reason,” means termination of employment as a result of any reduction in the employee’s annual base salary as in effect immediately prior to the termination of employment or, in the case of a Change in Control, immediately prior to the Change in Control; provided that the Participant provides written objection thereto within thirty (30) days of such reduction, and the Company does not reverse such reduction (or waives its right to do so) within thirty (30) days of receiving that written objection and the Participant resigns within thirty (30) days following the expiration of that cure period (or waiver, as the case may be).
“ISO” means an incentive stock option within the meaning of Section 422 of the Code.
“Legacy DENTSPLY Shares” has the meaning set forth in Section 4(a) hereof.
“Option” means an option to purchase Common Shares granted pursuant to Section 7 hereof.
“Other Share-Based Award” means an Award granted pursuant to Section 10 hereof.
“Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, any permitted assigns, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
“Performance Goals” means performance goals based on one or more of the following criteria: net sales (with or without precious metal content); sales growth; operating income; margins, gross or operating margins, or cash margins; net earnings or net income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); operating income (before or after taxes); net operating profit (before or after taxes); earnings before or after tax; net sales; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital, cash flow return on investment, and cash flow per share (before or after dividends); gross or net margin; net operating profit (before or after taxes); earnings per share (whether on a pre-tax, after-tax, operational or other basis); basic or diluted earnings per share (before or after taxes); share price (including, but not limited to, growth measures, market capitalization and/or total stockholder return); gross profit or gross profit growth; ratio of debt to debt plus equity; credit quality or debt ratings; capital expenditures; expenses or expense levels; expense or cost targets; ratio of operating earnings to revenues or any other operating ratios; revenue, net revenue, net revenue growth or product revenue growth; return measures (including, but not limited to, return on assets, net assets, capital, total capital, tangible capital, invested capital, equity, sales, or total stockholder return); working capital targets; the extent to which business goals are met; measures of economic value added, or economic value-added models or equivalent metrics; objective measures of customer satisfaction; the accomplishment of mergers, acquisitions, dispositions, or similar extraordinary business transactions; price of the Company’s Common Shares; management of costs; return on assets, net assets, invested capital, equity, or stockholders’ equity; market share; market penetration; addition of new markets; inventory levels, inventory turn or shrinkage; regulatory compliance; regulatory approval for commercialization of new products; total return to stockholders; debt targets; inventory control; stockholder equity; or implementation, completion or attainment of measurable objectives with respect to recruiting and maintaining personnel. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any Affiliate thereof, or a division or strategic business unit of the Company or any Affiliate thereof, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals may be determined in accordance with generally accepted accounting principles (to the extent determined by the Administrator to be desirable) and shall be subject to certification by the Administrator; provided, that, to the extent permitted by Section 162(m) of the Code to the extent applicable, the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate thereof or the financial statements of the Company or any Affiliate thereof, including, but not limited to, one or more of the following: (i) items related to a change in applicable accounting standards; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the sale or disposition of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; (xx) items relating to foreign exchange or currency transactions and/or fluctuations; or (xxi) any other event determined to be extraordinary or unusual in nature or infrequent in occurrence. To the extent that the performance-based exception under Section 162(m) is inapplicable or otherwise eliminated on account of the Tax Cuts and Jobs Act for fiscal years beginning after December 31, 2017 or otherwise, the Administrator shall have the authority to make such other adjustments to the Performance Goals or other performance goals as it so determines in its discretion; provided, however, for the avoidance of doubt, compensation resulting from a written binding contract that was in effect on November 2, 2017 and intended to meet the performance-based exception under Section 162(m) of the Code, shall not be materially modified by reason of this amendment and restatement and nothing contained herein shall be construed as such a modification or as permitting such a modification.
“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares of the Company.
“Plan” has the meaning set forth in Section 1 hereof.
“Prior DENTSPLY Plans” means the (i) 2010 DENTSPLY International Inc. 2010 Equity Incentive Plan, (ii) DENTSPLY International Inc. 2002 Amended and Restated Equity Incentive Plan and (iii) DENTSPLY International Inc. 1998 Stock Option Plan.
“Prior Sirona Plans” means the (i) Sirona Dental Systems, Inc. 2015 Long-Term Incentive Plan, (ii) Sirona Dental Systems, Inc. 2006 Equity Incentive Plan, (iii) Schick Technologies 1997 Stock Option Plan for Non-Employee Directors and (iv) Schick Technologies 1996 Stock Option Plan.
“Public Shares” has the meaning set forth in Section 15(c) hereof.
“Related Right” has the meaning set forth in Section 8(a) hereof.
“Restricted Shares” means Shares granted pursuant to Section 9 hereof subject to certain restrictions that lapse at the end of a specified period or periods.
“Restricted Share Unit” means the right, granted pursuant to Section 9 hereof, to receive the Fair Market Value of a Common Share or, in the case of an Award denominated in cash, to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.
“Retirement” means the termination of a Participant’s employment (i) upon or after attainment of age 65 or (ii) as otherwise provided in an Award Agreement.
“Rollover Award” has the meaning set forth in Section 13 hereof.
“Rule 16b-3” has the meaning set forth in Section 3(a) hereof.
“Sirona Awards” has the meaning set forth in Section 13 hereof.
“Shares” means Common Shares reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, amalgamation, consolidation or other reorganization) security.
“Share Appreciation Right” means the right to receive, upon exercise of the right, the applicable amounts as described in Section 8 hereof.
“Share Bonus” means a bonus payable in fully vested Common Shares granted pursuant to Section 11 hereof.
“Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.
“Transfer” has the meaning set forth in Section 19 hereof.

Section 3. Administration.
(a) The Plan shall be administered by the Administrator and shall be administered in accordance with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1) to select those Eligible Recipients who shall be Participants;
(2) to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Share Bonuses, Other Share-Based Awards, Cash Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3) to determine the number of Shares to be covered by each Award granted hereunder;
(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and the Base Price of each Share Appreciation Right, (iv) the vesting schedule applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable), any amendments to the terms and conditions of outstanding Awards);
(5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;
(6) to determine the Fair Market Value in accordance with the terms of the Plan;
(7) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(8) to determine whether a Participant is terminated by the Company for Cause;
(9) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(10) to prescribe, amend and rescind rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws, which rules and regulations may be set forth in an appendix or appendices to the Plan; and
(11) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all discretion, powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) To the extent permitted by applicable law, the Board or the Committee may, by resolution, authorize one or more Executive Officers (each, an “Authorized Officer”) to do one or both of the following on the same basis as (and as if the Authorized Officer for such purposes were) the Administrator: (i) designate Eligible Recipients to receive Awards and (ii) determine the size of any such Awards; provided, however, that the Board or the Committee shall not delegate such responsibilities to any Executive Officer for Awards to an Eligible Recipient who is an Executive Officer, a non-employee director of the Company, a Covered Employee or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act. The Authorized Officer(s) shall report periodically to the Board or Committee regarding the nature and scope of the Awards granted by them pursuant to this Section 3(c).
(d) Subject to Section 5 hereof, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s stockholders.

(e) Any Award granted hereunder shall provide for a vesting period or performance period, as applicable, of at least one year following the date of grant. Notwithstanding the preceding sentence, Awards representing a maximum of five percent (5%) of the Shares initially reserved for issuance under Section 4(a) hereof less the number attributable to Rollover Awards and less the number of Legacy DENTSPLY Shares may be granted hereunder without any such minimum vesting condition. Notwithstanding the provisions of this Section 3(e), and, except as otherwise provided in an Award Agreement, forfeiture conditions applicable to an Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance upon a Participant’s termination of employment by reason of death or Disability, and, except to the extent determined by the Administrator to be necessary or appropriate in respect of Awards subject to Section 14 hereof, an Award Agreement may provide that the forfeiture conditions applicable to an Award shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at such level and in such manner and time as may be set forth in the Award Agreement upon a Participant’s termination of employment by reason of Retirement.
(f) Unless otherwise provided in an Award Agreement, if a Participant’s employment with the Company, a Subsidiary or an Affiliate terminates (i) as a result of death, Disability or Retirement, the Participant (or personal representative in the case of death) shall be entitled to exercise all or any part of any vested Option or Share Appreciation Right for a period of up to one (1) year from such date of termination, (ii) as a result of Cause, the Participant shall not be entitled to exercise all or any part of any Option or Share Appreciation Right, whether or not then vested, and (iii) for any other reason, the Participant shall be entitled to exercise all or any part of any vested Option or Share Appreciation Right for a period of up to ninety (90) days from such date of termination. In no event, however, shall any Option or Share Appreciation Right be exercisable past the term established in the Award Agreement. Any vested Option or Share Appreciation Right shall expire and be forfeited to the extent it is not exercised before the earlier of (i) the dates provided above or other applicable date provided in the Award Agreement or (ii) its term. Unless otherwise provided in an Award Agreement, all unvested Awards shall be forfeited upon termination of employment.
(g) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee (including an Authorized Officer), shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and any such officer or employee shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4. Shares Reserved for Issuance; Certain Limitations.
(a) Subject to the other provisions of this Section 4 and adjustment as provided by Section 5 hereof, the maximum number of Common Shares reserved for issuance under the Plan shall be equal to 25,000,000 Common Shares, plus (i) the number of Common Shares subject to awards that are outstanding under the Prior DENTSPLY Plans immediately prior to the effective time of the merger contemplated by the Agreement and Plan of Merger entered into on September 15, 2015 between DENTSPLY International Inc., Sirona Dental Systems Inc. and Dawkins Merger Sub Inc. ~~(such merger contemplated therein, the “Merger”)~~ and that terminate or otherwise expire without a distribution of Common Shares (“Legacy DENTSPLY Shares”), and (ii) the number of Common Shares subject to Rollover Awards. For the avoidance of doubt, the number of Common Shares reserved for issuance under this Section 4(a) does not include any shares that were available for issuance under the Prior DENTSPLY Plans or Prior Sirona Plans but that were not subject to outstanding awards under such plans immediately before the effective time of the Merger.
(b) Any Common Shares granted as Restricted Shares, Restricted Share Units, a Share Bonus or Other Share-Based Awards (but in any event exclusive of Rollover Awards) shall be counted against the Common Shares reserved pursuant to Section 4(a) hereof as 3.09 Shares for each Share granted, and any Common Shares granted as Options or Share Appreciation Rights shall be counted against the Common Shares reserved pursuant to Section 4(a) hereof as 1.0 Share for each Share granted.
(c) Notwithstanding anything in this Plan to the contrary, and subject to adjustment as provided by Section 5 hereof, from and after such time, if any, as the Plan is subject to Section 162(m) of the Code (and to the extent the performance-based compensation exception has not been eliminated and is not otherwise inapplicable):
(1) No Eligible Recipient other than a non-employee director of the Company will be granted Awards covering more than 1,000,000 Common Shares in the aggregate during any calendar year.
(2) No Eligible Recipient other than a non-employee director of the Company will be granted Cash Awards payable in the aggregate in excess of $10,000,000 during any calendar year.

(d) No Eligible Recipient who is a non-employee director of the Company will be granted Awards valued at more than $1,000,000 during any calendar year (with Cash Awards measured for this purpose by their value upon payment and any other Awards measured for this purpose at their grant date fair value as determined for the Company’s financial reporting purposes).
(e) All of the Common Shares available for issuance under the Plan may be made subject to an Award that is an ISO.
(f) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares held in treasury that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award (including Rollover Awards) are forfeited, cancelled, exchanged or surrendered or if an Award (including Rollover Awards) otherwise terminates or expires without a distribution of Shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Option or Share Appreciation Right under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan, and notwithstanding that a Share Appreciation Right is settled by the delivery of a net number of Common Shares, the full number of Common Shares underlying such Share Appreciation Right shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. In addition, (i) to the extent an Award (including Rollover Awards) is denominated in Common Shares, but paid or settled in cash, the number of Common Shares with respect to which such payment or settlement is made shall again be available for grants of Awards pursuant to the Plan; (ii) Common Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Common Shares available for Awards under the Plan; and (iii) any dividends or dividend equivalents paid in cash in connection with outstanding Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.
Section 5. Equitable Adjustments.
(a) In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of Common Shares reserved for issuance under the Plan and the maximum number of Common Shares or cash that may be subject to Awards granted to any Participant in any calendar year, (ii) the kind and number of securities subject to, and the Exercise Price or Base Price of, any outstanding Options and Share Appreciation Rights granted under the Plan, and (iii) the kind, number and purchase price of Common Shares, or the amount of cash or amount or type of other property, subject to outstanding Restricted Shares, Restricted Share Units, Share Bonuses and Other Share-Based Awards granted under the Plan; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.
(b) Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Common Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or Base Price thereof, if any; provided, however, that if the Exercise Price or Base Price of any outstanding Award is equal to or greater than the Fair Market Value of the Common Shares, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant.
(c) With respect to ISOs, any adjustment pursuant to this Section 5 shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder. No adjustment pursuant to this Section 5 shall cause any Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.
(d) The determinations made by the Administrator pursuant to this Section 5 shall be final, binding and conclusive.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients.
Section 7. Options.

(a) General. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement, including terms, conditions, and periods relating to vesting. No Option granted hereunder shall be an ISO unless it is designated as such in the applicable Award Agreement. In no event may Options known as reload options be granted hereunder.
(b) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant.
(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement.
(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals or other performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless or net exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f) Rights as Stockholder. A Participant shall have no rights to dividends or distributions or any other rights of a Stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 18 hereof.
(g) Termination of Employment or Service. Subject to Sections 3(e) and 3(f) hereof, in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement.
(h) Special ISO Provisions. No ISO shall be granted to any Eligible Recipient if such Eligible Recipient owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining such stock ownership, the provisions of Section 424(d) of the Code shall be controlling. The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which ISOs held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an ISO, and to the extent an Option or Options granted to a Participant exceed such limit, such Option or Options shall be treated as a non-qualified stock option. The Award Agreement covering an ISO shall contain such other terms and provisions which the Administrator determines necessary to qualify such Option as an ISO. In no event shall the Company, its Affiliates, the Administrator or any other entity or individual have any liability to or with respect to a Participant to the extent that an Award that purports to qualify as an ISO does not so qualify.
Section 8. Share Appreciation Rights.
(a) General. Share Appreciation Rights may be granted either alone (“Free Standing Right” or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made, the number of Shares to be awarded, the Base Price, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement, including terms, conditions, and periods relating to vesting.
(b) Base Price. Each Share Appreciation Right shall be granted with a base price that is not less than one hundred percent (100%) of the Fair Market Value of the related Common Shares on the date of grant (such amount, the “Base Price”).
(c) Awards; Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Common Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 18 hereof.
(d) Exercisability.
(1) Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement (which may include, but not be limited to, achievement of pre-established Performance Goals or other performance goals).
(2) Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.
(e) Consideration Upon Exercise.
(1) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Base Price per share specified in the Free Standing Right, multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option, multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(f) Termination of Employment or Service. Subject to Sections 3(e) and 3(f) hereof:
(1) in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Agreement; and
(2) in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g) Term.
(1) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

Section 9. Restricted Shares and Restricted Share Units.
(a) General. Restricted Shares and Restricted Share Units may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time prior to which Restricted Shares or Restricted Share Units become vested and free of restrictions on Transfer (the “Restricted Period”); the Performance Goals or other performance goals (if any) upon whose attainment the Restricted Period shall lapse in part or full; and all other conditions of the Restricted Shares and Restricted Share Units. If the restrictions, performance goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the Award Agreement. The provisions of Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.
(b) Awards and Certificates.
(1) Except as otherwise provided below in Section 9(c) hereof, (i) each Participant who is granted an award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such award. Certificates for unrestricted Common Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares.
(2) With respect to Restricted Share Units, at the expiration of the Restricted Period if such Restricted Share Units have not been forfeited, share certificates in respect of the Common Shares underlying such Restricted Share Units will, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Common Shares underlying the Restricted Share Units.
(3) Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units (at the expiration of the Restricted Period if no forfeiture has occurred) may, in the Company’s sole discretion, be issued in uncertificated form.
(4) Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Share Units, at the expiration of the Restricted Period, Shares shall promptly be issued to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance shall in any event be made no later than March 15th of the calendar year following the year of vesting or within other such period as is required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code.
(c) Restrictions and Conditions. The Restricted Shares and Restricted Share Units granted pursuant to this Section 9 shall be subject to any restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter. Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period, including the right to vote such shares and to receive any dividends declared with respect to such shares. The Participant shall generally not have the rights of a stockholder with respect to Common Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Common Shares covered by Restricted Share Units may, to the extent set forth in an Award Agreement, be provided to the Participant.
(d) Termination of Employment or Service. Subject to Section 3(f) hereof, the rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment or service with the Company and all Affiliates thereof for any reason during the Restricted Period shall be set forth in the Award Agreement.
Section 10. Other Share-Based Awards.
Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Shares, including but not limited to dividend equivalents, may be granted either alone or in addition to other Awards under the Plan. Any dividend or dividend equivalent awarded hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Award. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted, the number of Common Shares to be granted pursuant to such Other Share-Based Awards, the manner in which such Other Share-Based Awards shall be settled (e.g., in Common Shares, cash or other property), the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of pre-established Performance Goals or other performance goals) and all other terms and conditions of such Other Share-Based Awards.
Section 11. Share Bonuses.
In the event that the Administrator grants a Share Bonus, the Shares constituting such Share Bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Share Bonus is payable.
Section 12. Cash Awards.
The Administrator may grant awards that are payable solely in cash, as deemed by the Administrator to be consistent with the purposes of the Plan, and such Cash Awards shall be subject to the terms, conditions, restrictions and limitations determined by the Administrator, in its sole discretion, from time to time. Cash Awards may be granted with value and payment contingent upon the achievement of pre-established Performance Goals or other performance goals.
Section 13. Rollover Awards
The Company previously issued Awards (the “Rollover Awards”) in connection with the assumption by the Company of certain stock options, restricted stock units and performance-based restricted stock units and any other equity-based awards under the Prior Sirona Plans (collectively, the “Sirona Awards”). The vesting and other terms and conditions of each Rollover Award are substantially the same as the vesting and other terms and conditions of the corresponding Sirona Award. Notwithstanding any other provision of the Plan to the contrary, the exercise price per share and number of Common Shares covered by each Rollover Award has been determined by the Company in accordance with the formula established in connection with the Agreement and Plan of Merger entered into on September 15, 2015, between DENTSPLY International Inc., Sirona Dental Systems Inc. and Dawkins Merger Sub Inc.
Section 14. Special Provisions Regarding Certain Awards.
The Administrator may make Awards hereunder to Covered Employees (or to individuals whom the Administrator believes may become Covered Employees) that are intended to qualify as performance-based compensation under Section 162(m) of the Code (to the extent such performance-based compensation exception under Section 162(m) of the Code has not been eliminated or otherwise become inapplicable). The exercisability and/or payment of such Awards may, to the extent required to qualify as performance-based compensation under Section 162(m) of the Code, be subject to the achievement of performance criteria based upon one or more Performance Goals and to certification of such achievement in writing by the Committee. The Committee may in its discretion reduce the amount of such Awards that would otherwise become exercisable and/or payable upon achievement of such Performance Goals and the certification in writing of such achievement, but may not increase such amounts. Any such Performance Goals shall be established in writing by the Committee not later than the time period prescribed under Section 162(m) of the Code and the regulations thereunder. Notwithstanding anything set forth in the Plan to contrary, all provisions of such Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code shall be construed in a manner to so comply.
Section 15. Change in Control Provisions. Except as otherwise provided in an Award Agreement:
(a) If a Change in Control occurs and a Participant’s employment or service is terminated by the Company, its successor or an Affiliate thereof without Cause or by the Participant for Good Reason on or after the effective date of the Change in Control but prior to twenty-four (24) months following the Change in Control, then: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance.
(b) Notwithstanding the foregoing provisions of this Section 15, with respect to each outstanding Award that is not assumed or substituted in connection with a Change in Control, then immediately prior to the occurrence of the Change in Control: (i) any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at the target level of performance.
(c) For purposes of this Section 15, Awards shall be considered assumed or substituted for if, upon the occurrence of a Change in Control after which there will be a generally recognized U.S. public market for (1) the Common Shares, (2) common stock for which Common Shares are exchanged, or (3) the common stock of a successor or acquirer entity or any direct or indirect parent thereof (such publicly traded stock, “Public Shares”), the then outstanding Awards are assumed, exchanged or substituted for by a successor or acquirer entity or any direct or indirect parent thereof such that following the Change in Control, the Awards relate to such Public Shares and, except as otherwise provided by this Section 15, remain subject to such terms and conditions that were applicable to the Awards prior to the Change in Control.
(d) Notwithstanding any other provision of the Plan, in the event that each outstanding Award is not assumed or substituted in connection with a Change in Control and except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Administrator may, in its discretion, provide that each Award shall, immediately upon the occurrence of the Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Common Share in the Change in Control over the exercise or purchase price per Common Share subject to the Award multiplied by (ii) the number of Common Shares granted under the Award. Without limiting the generality of the foregoing, in the event that the consideration paid per Common Share in the Change in Control is less than or equal to the exercise or purchase price per Common Share subject to the Award, then the Administrator may, in its discretion, cancel such Award without any consideration upon the occurrence of a Change in Control.
Section 16. Amendment and Termination.
The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment to the Plan that would require such approval in order to satisfy the requirements of Section 162(m) of the Code (but only to the extent necessary and desirable to maintain qualification of Awards as performance-based compensation under Section 162(m) of the Code, to the extent applicable), any rules of the stock exchange on which the Common Shares are traded or other applicable law. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall impair the rights of any Participant without his or her consent.
Section 17. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 18. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, the minimum amount of any such applicable taxes required by law to be withheld with respect to the Award (or such other amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other applicable governmental entity). The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy the applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy the related taxes to be withheld and applied to the tax obligations; provided, however, that, with the approval of the Administrator (which approval may be granted or withheld in its sole discretion and may but need not be applied on a uniform or consistent basis), a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted Common Shares, in each case, having a value equal to the applicable taxes to be withheld and applied to the tax obligations (with any fractional share amounts resulting therefrom settled in cash). Such withheld or already owned and unrestricted Common Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
Section 19. Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof will be valid, except as otherwise expressly provided in an Award Agreement or with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any other purported Transfer of an Award or any economic benefit or interest therein shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the provisions of this Section 18 shall not be entitled to be recognized as a holder of any Common Shares or other property underlying such Award. Unless otherwise determined by the Administrator, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative.
Section 20. Continued Employment or Service.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or any Subsidiary or Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 21. Effective Date.
This amendment and restatement of the Plan will be effective as of the Effective Date, upon approval by the Board. This amendment and restatement of the Plan shall apply only with respect to Awards granted on or after the Effective Date, or with respect to Awards that are granted contingent on this amendment and restatement of the Plan becoming effective.
Section 22. Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date the Plan was originally effective, but Awards granted before such tenth anniversary may extend beyond that date.
Section 23. Securities Matters and Regulations.
(a) Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and Delaware law, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator in its sole discretion. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Common Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.
(b) Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.
(c) In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulations thereunder, and the Administrator may require a Participant receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to the Company in writing that the Common Shares acquired by such Participant is acquired for investment only and not with a view to distribution.
Section 24. No Fractional Shares; No Rights as Stockholder.

No fractional Common Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated. A Participant shall have no rights as a stockholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.
Section 25. Beneficiary.
A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.
Section 26. Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 27. Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 28. Clawback.
Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement or Company Award Agreement or policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any Award Agreement or policy adopted by the Company pursuant to any such law, government regulation, stock exchange listing requirement or otherwise).
Section 29. Section 409A of the Code.
The Plan as well as payments and benefits under the Plan are intended to be exempt from or, to the extent subject thereto, to comply with, Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable to a specified employee (as determined under Section 409A of the Code) upon a separation from service, to the extent necessary to avoid the adverse tax consequences under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. Each Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
Section 30. Governing Law.
The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Delaware without regard to conflicts of laws principles.